Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

DWS HIGH INCOME TRUST

Dated as of March 11, 2009

ARTICLE 1

Declaration of Trust and Principal Office

1.1 Declaration of Trust. These By-laws are adopted pursuant to Article IV Section 2 of the Declaration of Trust, as from time to time in effect (the “Declaration”), of the Massachusetts business trust established by the Declaration (the “Trust”) and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration.

1.2 Principal Office of the Trust. The principal office of the Trust in Massachusetts shall be located in Boston, Massachusetts, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or without The Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2

Trustees

2.1 Chairman; Vice Chairman. The Trustees may elect from their own number a Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman is present at a meeting of the Trustees or Shareholders, the Chairman shall preside at such meeting. The Trustees may also elect from their own number a Vice Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman is not present at a meeting of the Trustees or Shareholders, the Vice Chairman, if any, shall preside at such meeting. The Chairman and Vice Chairman shall each have such other duties and powers as the Trustees may from time to time determine, but neither shall have individual authority to act for the Trust as an officer of the Trust.

2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chairman, the President or the Treasurer or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.4 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least forty-eight hours or by email or facsimile at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.5 Quorum and Manner of Acting. At any meeting of the Trustees, one-third of the Trustees then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Meetings of the Trustees shall be presided over by the Chairman, or, if the Chairman is not present at the meeting, then by the Vice Chairman, if any, or if there is no Vice Chairman or the Vice Chairman is not present at the meeting, then by another Trustee designated by the Chairman, or if there is no such designee present at the meeting, then by a person appointed to act as chairman of the meeting by the remaining Trustees present at the meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees. Except as set forth specifically in the Declaration, any action that may be taken by the Trustees may be taken by them without the vote or consent of Shareholders.

2.6 Actions by Consent. If in accordance with the provisions of the Declaration any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. All such consents shall be filed with the records of the Trustees’ meetings. Any such written consents may be executed and delivered by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

2.7 Counsel and Experts. The Trustees who are not “interested persons” of the Trust pursuant to the 1940 Act may from time to time as they may determine, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more Committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

2.8 Continuing Trustees. "Continuing Trustee" means a Trustee who (A) is not an Interested Party or an Affiliate or an Associate of an Interested Party and has been a Trustee for a period of at least 12 months; (B) is a successor of a Continuing Trustee who is not an Interested Party or an Affiliate or an Associate of an Interested Party and is recommended to succeed a Continuing Trustee by a majority of the Continuing Trustees then on the Board of Trustees; or (C) is elected to the Board of Trustees to be a Continuing Trustee by a majority of the Continuing Trustees then on the Board of Trustees and who is not an Interested Party or an Affiliate or Associate of an Interested Party.

(a) "Interested Party" means any Person, other than an investment company advised by the Trust's current investment manager (or the successor to that manager through reorganization, merger, acquisition or otherwise of the manager or its successor) or any of its (or the successor's) Affiliates (an "Affiliated Investment Company"), which enters, or proposes to enter, into a Business Combination with the Trust or which individually or together with any other Persons beneficially owns or is deemed to own, directly or indirectly, more than 5 percent of any class of the Trust's securities (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "1934 Act")). No Trustee shall be an Interested Party solely because such Trustee is a trustee or director of an Affiliated Investment Company.

(b) "Person" means a natural person, a corporation, a trust, a partnership, a limited liability company or any other entity or organization.

(c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the 1934 Act; provided that the term "Affiliate" shall also include any person who, at or prior to the time of election to the Board of Trustees, had expressed support in writing of any proposals of an Interested Party for which shareholder approval would be required (for purposes of consideration of these proposals only).

(d) "Business Combination" means any action described in Section 10.4(a), 10.4(b) or 10.4(c) of these By-laws.

2.9 Classes of Trustees. Prior to the annual meeting (as defined in Section 9.1 below) of Shareholders held in the year 2009, the Trustees shall classify themselves by resolution, with respect to the time for which they or their successors will severally hold office, into the following three classes: Class I, who shall each serve as Trustee until the 2009 annual meeting of Shareholders and until the election and qualification of a successor or until such Trustee sooner dies, resigns, retires or is removed; Class II, who shall each serve as Trustee until the 2010 annual meeting of Shareholders and until the election and qualification of a successor or until such Trustee sooner dies, resigns, retires or is removed; and Class III, who shall each serve as Trustee until the 2011 annual meeting of Shareholders and until the election and qualification of a successor or until such Trustee sooner dies, resigns, retires or is removed. Each Class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. At each annual meeting beginning with the 2009 annual meeting, the successor of each member of the Class of Trustees whose term would expire upon the election and qualification of a successor at that meeting (each Trustee whose term would expire upon the election and qualification of a successor at that annual meeting being referred to herein as an "Expiring Trustee") shall be elected to hold office until the annual meeting held in the third succeeding year and until the election and qualification of such Trustee's successor, if any, or until such Trustee sooner dies, resigns, retires or is removed. In the event that at an annual meeting the number of nominees with respect to a Class of Trustees exceeds the sum of (i) the number of Expiring Trustees in such Class of Trustees plus (ii) the number of vacancies in such

Class of Trustees, and one (or more) successors who are not Expiring Trustees ("Non-ET Successors") are elected at such annual meeting, then the Non-ET Successors shall first fill any vacancies and then succeed those Existing Trustees with the fewest affirmative votes. If an annual meeting is called for the purpose of considering the election of an Expiring Trustee or such Trustee's successor (the "Current Annual Meeting"), and the Expiring Trustee is not elected and such Expiring Trustee's successor is not elected and qualified (in either case, because the required vote or quorum is not obtained, or otherwise), then such Trustee shall remain a member of the relevant Class, holding office until the annual meeting held in the third succeeding year following the year set for the Current Annual Meeting in the initial call thereof and until the election and qualification of such Trustee's successor, if any, or until such Trustee sooner dies, resigns, retires or is removed. If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes, as of the annual meeting of Shareholders next succeeding any such change, so as to maintain a number of Trustees in each Class as nearly equal as possible, with the result that, to the extent a Trustee is assigned to a new Class, his or her term as Trustee shall coincide with that of his or her newly assigned Class.

2.10 Vacancies. Unless otherwise required by applicable law, the decision by the Board of Trustees to submit the filling of a vacancy or anticipated vacancy on the Board of Trustees to the Shareholders, all as described in Article IV Section 1(f) of the Declaration, shall require the affirmative vote or consent of at least eighty percent (80%) of the remaining Continuing Trustees and a majority of all of the remaining Trustees. Any Trustee who fills a vacancy either by appointment of the other Trustees or election by Shareholders, whether such vacancy resulted from an increase in the size of the Board or otherwise, shall hold office for the remainder of the full term of the Class of Trustees in which the vacancy occurred or the new Trusteeship was created and until his or her successor shall be elected and shall qualify or until such Trustee sooner dies, resigns, retires, or is removed.

2.11 Majority Voting for the Election of Trustees. A majority of the Shares outstanding and entitled to vote on the matter shall elect a Trustee. A Trustee may but need not be a Shareholder.

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 3.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person. An officer may but need not be a Shareholder.

3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

3.3 Tenure. Each officer shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified.

3.4 Powers. Each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

3.6 Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the President.

3.7 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at an office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer removed shall have any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures to the extent consistent with the Declaration and these By-laws, subject to approval by the Trustees.

4.2 Quorum; Voting. Unless the specific rules and procedures adopted by a Committee in accordance with Section 4.1 provide otherwise, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a Committee may participate in a meeting of such Committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE 5

Reports and Communications

5.1 General. The Trustees and officers shall render notices and reports as may be required from time to time by any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

5.2 Communications with Shareholders. Any notices, reports, proxy statements or other communications required under the Declaration, these By-Laws or applicable law to be sent to Shareholders may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such communication may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address, and the Trustees may in their discretion from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of notice or any other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication.

ARTICLE 6

Seal

6.1 General. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust. In the absence of a seal, a recital in any written instrument that such instrument is given under seal or otherwise is intended to take effect as a sealed instrument shall be sufficient to give such instrument the legal effect of a sealed instrument.

ARTICLE 7

Execution of Papers

7.1 General. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected or appointed by the Trustees, the Treasurer or the Secretary, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

ARTICLE 8

Shares and Share Certificates

8.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents (each, a “Transfer Agent”) in uncertificated form, and the record owners of such Shares shall be treated for all purposes as Shareholders under the Declaration.

The Trustees may at any time authorize the issuance of share certificates for Shares in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of Shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

8.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the Person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

8.3 Loss of Certificates. The transfer agent for any class (or series of such class) of Shares, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

8.4 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE 9

Shareholders

9.1 Meetings.

(a) Annual Meetings. Regular meetings of Shareholders for the election of Trustees and the transaction of such other business that is proper for Shareholder action under the Declaration,

these By-laws and applicable law and as may properly come before the meeting shall be held once each calendar year (each such meeting an "annual meeting"). Annual meetings may only be called by Trustees or the President. The Trustees or President shall determine the date, time and place for any annual meeting, which place may be within or without The Commonwealth of Massachusetts, or any adjournments or postponements thereof. Any annual meeting so called may be postponed by the Trustees prior to the meeting with notice to the Shareholders entitled to vote at that meeting. Except as provided in Article IV Section 1(f) of the Declaration, Trustees shall be elected only at annual meetings of Shareholders.

(b) Special Meetings. Meetings of the Shareholders other than annual meetings (each such meeting a "special meeting") may be called at any time by the Trustees, by the President or, if the Trustees and the President shall fail to call any meeting of Shareholders for a period of 30 days after Written Application (as defined below) to the Secretary of the Trust of one or more Shareholders who hold at least 25% of all Shares issued and outstanding and entitled to vote at the meeting (or 10% if the purpose of the meeting is to determine if a Trustee shall be removed from office), then such Shareholder(s) may call such meeting (which call by the Shareholder(s) shall occur automatically with no further action of the Shareholder(s) pursuant to the procedures set forth in Section 9.1(c)(4) of these By-laws). A special meeting of Shareholders may be called only for the purpose of transacting of such business that is proper for Shareholder action under the Declaration, these By-laws and applicable law and as may properly come before such meeting. The Trustees or President shall determine the date, time and place of any special meeting of Shareholders, which place may be within or without The Commonwealth of Massachusetts. Any special meeting of Shareholders may be postponed by the Trustees prior to the meeting with notice to the Shareholders entitled to vote at that meeting.

(c) Shareholder-Requested Special Meetings.

(1)       Any Shareholder(s) seeking to provide Written Application for a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to provide Written Application for a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the 1934 Act. Upon receiving the Record Date Request Notice, the Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Trustees. If the Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)       In order for any Shareholder to provide a written application for a special meeting pursuant to Section 9.1(b) of these By-laws, one or more written applications for a special meeting signed by Shareholders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date holding at least 25% of all Shares issued and outstanding and entitled to vote at such meeting (or 10% if the purpose of the meeting is to determine if a Trustee shall be removed from office) (the foregoing percentages of Shares being referred to herein as the “Special Meeting Percentage” and the foregoing written applications (representing at least the Special Meeting Percentage) being referred at as the “Written Application”) shall be delivered to the Secretary. In addition, the Written Application shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful and proper matters for Shareholder action under the Declaration, these By-laws and applicable law set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or such agent) signing the Written Application, shall set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such application (or on whose behalf the Written Application is signed) and the class, series and number of all shares of the Trust which are owned by each such Shareholder, and the nominee holder for, and number of, shares owned by such Shareholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any Shareholder providing a Written Application (or agent duly authorized in a writing accompanying the revocation or the Written Application) may revoke his, her or its Written Application at any time by written revocation delivered to the Secretary.

(3)       The Secretary shall inform the Shareholders providing a Written Application of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). No special meeting shall be called upon a Written Application and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 9.1(c), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)       In the case of any special meeting called by the Trustees or President upon a Written Application or automatically called by Shareholder(s) upon the failure of the Trustees and President to call a meeting pursuant to Section 9.1(b) of these By-laws (in either case, a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the President or Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 120 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Trustees or President fail to designate, within thirty days after the date that a valid Written Application is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 120th day after the Meeting Record Date or, if such 120th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees or President fail to designate a place for a Shareholder-Requested Meeting within thirty days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for any special meeting, the Trustees or the President may consider such factors as he, she or they deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Trustees or the President to call an annual meeting or a special meeting. If the Trustees fail to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting Shareholders fail to comply with the provisions of paragraph (3) of this Section 9.1(c).

(5)       If written revocations of Written Applications for the special meeting have been delivered to the Secretary and the result is that Shareholders (or their agents duly authorized in writing), as of the Request Record Date, holding less than the Special Meeting Percentage have delivered, and not revoked, Written Applications for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all Shareholders who have made Written Applications and not revoked such Written Applications written notice of any revocation of Written Applications for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all Shareholders who have made Written Applications and have not revoked such Written Applications for a special meeting written notice of any revocation of Written Applications for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any written application for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a written application for a new special meeting.

(6)       The Trustees or the President may appoint independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Written Application received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Written Application shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported Written Application and (ii) such date as the independent inspectors certify to the Trust that the valid Written Applications received by the Secretary represent at least the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any purported Written Application, whether during or after such five-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)       For purposes of this Section 9.1(c), “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

9.2 Record Dates. For the purpose of determining the Shareholders of the Trust or any class (or series of such class) of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such class (or series of such class) having the right to notice of and to vote at such meeting and any adjournment or postponement thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

9.3 Notice of Meetings. Notice of all meetings of Shareholders and any postponement thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.2 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record entitled to vote at the meeting on the date set in accordance with Section 9.2 hereof. Any adjourned meeting may be held as adjourned without further notice to the extent permitted by Article V Section 3 of the Declaration. Where separate meetings are held for Shareholders of the individual class (or series of such class) to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

9.4 Quorum. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

9.5 Adjournments. To the extent permitted by Article V Section 3 of the Declaration, any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, whether or not a quorum is present with respect to such matter; upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice to the extent permitted by Article V Section 3 of the Declaration. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

9.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. Subject to the third paragraph of Article V Section 1 of the Declaration, when any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter. A Shareholder may also revoke a prior proxy prior to a vote on a matter by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

9.7 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chairman, or, if the Chairman is not present at the meeting, then by the Vice Chairman, if any, or if there is no Vice Chairman or the Vice Chairman is not present at the meeting, then by another Trustee or officer designated by the Chairman, or if there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be a proper matter for Shareholder action under the Declaration, these By-laws and applicable law and must be specifically identified in the notice of meeting or otherwise brought before the meeting in accordance with these By-laws or by or at the direction of the chairman of the meeting, in the chairman’s sole direction. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

9.8 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at the meeting, the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment or postponement thereof. Unless otherwise instructed by the Trustees or the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies (subject to the requirements of Article V Section 1 of the Declaration), shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

9.9       Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

(a)	Annual Meetings of Shareholders.

(1)       Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders may be made at an annual meeting (i) pursuant to the Trust's notice of meeting given by the Secretary or Trustees pursuant to Section 9.3 of these By-laws, (ii) by or at the direction of the Board of Trustees or (iii) by any Shareholder if such Shareholder (A) can demonstrate to the Trust record ownership of Shares both as of the time the Shareholder Notice (as defined below) was delivered to the Secretary as provided in Section 9.9(a)(2) of these By-laws and at the time of the annual meeting, (B) is entitled to vote the applicable Shares at the meeting and (C) has complied with the procedures set forth in this Section 9.9(a). The requirements of this Section 9.9 will apply to any business to be brought before an annual meeting by a Shareholder whether such business is to be included in the Trust's proxy statement pursuant to Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the 1934 Act, presented to Shareholders by means of an independently financed proxy solicitation or otherwise presented to Shareholders.

(2)       For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 9.9, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust (a "Shareholder Notice") and such other business must otherwise be a proper matter for action by the Shareholders. To be timely, a Shareholder Notice shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date on which notice of the prior year's annual meeting was first given to Shareholders. However, in the event that the date of the annual meeting set forth in a notice of meeting given by the Secretary or Trustees pursuant to Section 9.3 of these By-laws is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Shareholder Notice, to be timely, must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall any postponement or adjournment of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder Notice. To be in proper form, a Shareholder Notice (whether given pursuant to this Section 9.9(a)(2) or Section 9.9(b)) shall: (i) set forth as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee, (A) the name, age, date of birth, nationality, business address and residence address of such individual, (B) the class, series and number of any shares of beneficial interest of the Trust that are owned of record or beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such Shareholder believes any such individual is, or is not, an

“interested person” of the Trust, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to make such determination, (E) all other information relating to such individual that would be required to be disclosed in a proxy statement or otherwise required to be made in connection with solicitations of proxies for election of Trustees in a contested election pursuant to Regulation 14A (or any successor provision) under the 1934 Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), and (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and any Shareholder Associated Person (as defined below), if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Shareholder making the nomination and any Shareholder Associated Person, or any affiliate or associate thereof or Person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a Trustee or executive officer of such registrant; (ii) if the Shareholder Notice relates to any business other than a nomination of a Trustee or Trustees that the Shareholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the Shareholder and any Shareholder Associated Person therefrom and (B) a description of all agreements, arrangements and understandings between such Shareholder and such Shareholder Associated Person, if any, and any other Person or Persons (including their names) in connection with the proposal of such business by such Shareholder; (iii) set forth, as to the Shareholder giving the Shareholder Notice and any Shareholder Associated Person, (A) the class, series and number of all shares of beneficial interest of the Trust which are, directly or indirectly, owned beneficially and of record by such Shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person, (B) any option, warrant, convertible security, appreciation right or similar right with an exercise or conversion privilege or settlement payment date or mechanism at a price related to any class or series of shares of the Trust or with value derived in whole or in part from the value of any class or series of shares of the Trust, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of beneficial interest of the Trust or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Shareholder and by such Shareholder Associated Person, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Trust, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such Shareholder and such Shareholder Associated Person, if any, has a right to vote any shares of any security of the Trust, (D) any short interest in any security of the Trust (for purposes of this Section 9.9(a)(2), a Person shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Trust owned beneficially by such Shareholder or Shareholder Associated Person, if any, that are separated or separable from the underlying shares of the Trust, (F) any proportionate interest in the shares of the Trust or Derivative Instruments held, directly or indirectly, by a general or limited partnership or other entity in which such Shareholder or Shareholder Associated Person, if any, is a general partner or holds a similar position or, directly or indirectly, beneficially owns an interest in a general partner or entity that holds a similar position, (G) any performance-related fees (other than an asset-based fee) that such Shareholder or Shareholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the Trust or Derivative Instruments, if any, as of the date of the Shareholder Notice, including without limitation any such interest held by members of such Shareholder’s or Shareholder Associated Person’s, if any, immediate family sharing the same household (which information shall be supplemented by such Shareholder or Shareholder Associated Person, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date) and (H) any other derivative positions held of record or beneficially by the Shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate or otherwise manage benefit, loss or risk of share price changes or to increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person with respect to the Trust’s securities; (iv) set forth, as to the Shareholder giving the Shareholder Notice and any Shareholder Associated Person, (A) the name and address of such Shareholder as they appear on the Trust’s share ledger and current name and address, if different, and of such Shareholder Associated Person and (B) any other information relating to such Shareholder and Shareholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Trustees in a contested election pursuant to Regulation 14A (or any successor provision) of the 1934 Act; (v) set forth, to the extent known by the Shareholder giving the Shareholder Notice, the name and address of any other Shareholder or beneficial owner of Shares supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of the applicable Shareholder Notice; (vi) with respect to each nominee for election or reelection as a Trustee, be accompanied by a completed and signed questionnaire, representation and agreement required by Section 9.10 of these Bylaws; (vii) set forth any material interest of the Shareholder providing the Shareholder Notice, or any Shareholder Associated Person, in the matter proposed (other than as a shareholder of the Trust); and (viii) include a representation that the Shareholder or an authorized representative thereof intends to appear in person at the meeting to act on the matter(s) proposed. With respect to the nomination of an individual for election or reelection as a Trustee pursuant to Section 9.9(a)(1)(iii), the Trust may require the proposed nominee to furnish such other information as may reasonably be required by the Trust to determine the eligibility of such proposed nominee to serve an in independent Trustee of the Trust or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. If a nominee fails to provide such written information within five Business Days, the information requested may be deemed by the Board of Trustees not to have been provided in accordance with this Section 9.9.

(3)       Notwithstanding anything in the second sentence of subsection (a)(2) of this Section 9.9 to the contrary, in the event the Board of Trustees increases the number of

Trustees and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice required by this Section 9.9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(4)       For purposes of this Section 9.9, “Shareholder Associated Person” of any Shareholder shall mean (i) any Person controlling, directly or indirectly, or acting in concert with, such Shareholder, including any beneficial owner of the Trust’s securities on whose behalf a nomination or proposal is made, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such Shareholder and (iii) any Person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of the definition of Shareholder Associated Person, the term "control" (including the terms “controlling,” “controlled by” and “under common control with”) has the same meaning as in Rule 12b-2 under the 1934 Act.

(b)       Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the notice of meeting given by the Secretary or Trustees pursuant to Section 9.3 of these By-laws. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting given by the Secretary or Trustees pursuant to Section 9.3 of these By-laws, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder if such Shareholder (A) can demonstrate to the Trust record ownership of Shares both as of the time the Shareholder Notice was delivered to the Secretary as provided in Section 9.9(a)(2) of these By-laws and at the time of the special meeting, (B) is entitled to vote the applicable Shares at the special meeting and (C) has complied with the procedures set forth in this Section 9.9 as to such nomination. In the event that a special meeting of Shareholders is called for the purpose of electing one or more individuals to the Board of Trustees, any Shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Trust’s notice of meeting, if the Shareholder Notice required by paragraph (2) of Section 9.9(a) of these By-laws shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting of Shareholders and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting of Shareholders is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting of Shareholders and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall any postponement or adjournment of a special meeting of Shareholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder Notice.

(c)	General.

(1)       Upon written request by the Secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 9.9. If a Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed by the Board of Trustees not to have been provided in accordance with this Section 9.9. Notwithstanding anything herein to the contrary, the Trust shall have no obligation to inform a Shareholder of any defects with respect to the timing or substance of a Shareholder Notice or give such Shareholder an opportunity to cure any defects.

(2)       Only such individuals who are nominated in accordance with the procedures set forth in this Section 9.9 shall be eligible for election by Shareholders as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Declaration or these By-laws, the chairman presiding over the meeting of Shareholders shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the Declaration and these By-laws and, if any proposed nomination or business is not in compliance with the procedures set forth in the Declaration or these By-laws, to declare that such defective proposal or nomination shall be disregarded. Any determination by the chairman presiding over a meeting of Shareholders shall be binding on all parties.

(3)       For purposes of this Section 9.9, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service, (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the 1934 Act or the 1940 Act and the rules and regulations promulgated thereunder or (iii) on a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

(4)       Notwithstanding the foregoing provisions of this Section 9.9, a Shareholder shall also comply with all applicable law, including, without limitation, requirements of state law and of the 1934 Act and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 9.9.

9.10     Submission of Questionnaire, Representation and Agreement. To be eligible to be a Shareholder nominee for election as a Trustee of the Trust, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a Shareholder Notice) to the Secretary of the Trust at the principal executive office of the Trust a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary of the Trust upon written request) and a written representation and agreement that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a Trustee of the Trust, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Trust or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Trustee of the Trust, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Trust with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed therein and (c) in such person’s individual capacity, would be in compliance, if elected as a Trustee of the Trust, and will comply with all applicable publicly disclosed trust governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Trust.

ARTICLE 10

Extraordinary Transactions

10.1 Conversion to an Open-End Company. Except as required by the first sentence of Article IX Section 5 of the Declaration, no proposal for the conversion of the Trust from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date these By-laws are adopted), shall be made to the Shareholders by the Trustees without the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.

10.2 Termination of the Trust. Any termination of the Trust by the Trustees without a vote of the Shareholders pursuant to the second sentence of Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.

10.3 Asset Sale. The sale, conveyance or transfer of the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United States in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust pursuant to the first sentence of the third paragraph of Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.

10.4 Certain Other Extraordinary Transactions. Unless otherwise required by the Declaration, these By-laws or applicable law, the affirmative vote or consent of at least (i) a majority of the Trustees and (ii) either (A) eighty percent (80%) of the Continuing Trustees or (B) seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon shall be required to authorize any of the following actions, which approvals shall be in addition to any approvals required by the Declaration, these By-laws or applicable law:

(a) any merger, consolidation or share exchange of the Trust or any class (or series thereof) of Shares with or into any other Person or of any Person with or into the Trust or any class (or series thereof) of Shares;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Trust having an aggregate fair market value of $1,000,000 or more except for portfolio transactions of the Trust (including pledges of assets in connection with borrowings or other transactions) effected in the ordinary course of the Trust's business;

(c) the issuance or transfer by the Trust (in one transaction or a series of transactions in any 12 month period) of any securities issued by the Trust to any other Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more excluding (v) issuances or transfers of debt securities of the Trust, (w) sales of any securities of the Trust in connection with a public offering, (x) issuances of any securities of the Trust pursuant to a dividend reinvestment plan and/or cash purchase plan adopted by the Trust, (y) issuances of any securities of the Trust upon the exercise of any share subscription rights distributed by the Trust and (z) portfolio transactions effected by the Trust in the ordinary course of business;

ARTICLE 11

Books and Records; Writings

11.1 Books and Records. The books and records of the Trust and any series or classes thereof, including the share ledger or ledgers, may be kept in or outside The Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

11.2 Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any class (or series of such class) thereof as may be granted from time to time by the Trustees in their sole discretion.

11.3 Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

(a) any requirements in the Declaration or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

(b) any requirements in the Declaration or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

ARTICLE 12

Amendments to the By-laws

12.1 General. Except to the extent that the Declaration or applicable law requires a vote or consent of Shareholders, these By-laws may be amended, changed, altered or repealed, in whole or part, only by resolution of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by the required number of all of the Trustees and the Continuing Trustees.